EXHIBIT 99.4
Date
Dear Member:
We are pleased to announce that OmniAmerican Bank is converting from the mutual to stock form of ownership, subject to approval by the members of OmniAmerican Bank at a Special Meeting of Members. OmniAmerican Bank will be the wholly-owned subsidiary of a newly formed stock holding company named OmniAmerican Bancorp, Inc. In connection with the conversion, OmniAmerican Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to the Plan of Conversion.
To accomplish the conversion we need your participation in an important vote. Enclosed are a proxy statement and a prospectus describing the Plan of Conversion and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.
Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form bearing your name and address. Regardless of whether you wish to buy stock, this proxy card should be signed, dated, and returned to us prior to the Special Meeting of Members on [special meeting date]. Please take a moment now to sign and date the enclosed proxy card(s) and return them to us in the postage-paid envelope provided. You also can submit your vote on the internet or by telephone. Directions for submitting your vote can be found on the enclosed proxy card. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.
Please remember:
➢	Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation (“FDIC”).

➢	There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the conversion.

➢	Members have a right, but not an obligation, to buy OmniAmerican Bancorp, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

➢	Like all stock, shares of OmniAmerican Bancorp, Inc. common stock issued in this offering will not be insured by the FDIC.
The enclosed prospectus contains a complete discussion of the conversion and stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of OmniAmerican Bancorp, Inc., we must receive your Stock Order and Certification Form and payment prior to 12:00 noon, Central Standard Time, on December ___, 2009.
If you have any questions regarding the conversion and stock offering, please visit our Stock Information Center located at 1320 South University Drive, Suite 116, Forth Worth, Texas 76107 or call us at 1-(817) 367-5140. The Stock Information Center is open       a.m. to       p.m. Monday through Friday, except bank holidays.
Sincerely,
Tim Carter
President and Chief Executive Officer
OmniAmerican Bank
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Facts About The Conversion
The Board of Directors of OmniAmerican Bank unanimously adopted a Plan of Conversion (the “Plan”) pursuant to which OmniAmerican Bank will convert from the mutual to the stock form of ownership.
This brochure answers some of the most frequently asked questions about the conversion and about your opportunity to invest in the common stock of OmniAmerican Bancorp, Inc., the newly-formed corporation that will become the holding company for OmniAmerican Bank following the conversion.
Investment in the common stock of OmniAmerican Bancorp, Inc. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying prospectus, especially the discussion under the heading “Risk Factors.”
Why is OmniAmerican Bank converting to the stock form of organization?
A conversion to the stock form of organization will enable OmniAmerican Bank to access additional capital through the sale of common stock by OmniAmerican Bancorp, Inc. This additional capital will increase our capital levels to support future growth, give greater flexibility to structure and finance the expansion of our operations, provide a broader platform to expand products and services to customers, provide better capital management tools and implement equity compensation plans to retain and attract qualified directors and employees.
What effect will the conversion have on existing deposit and loan accounts and customer relationships?
The conversion will have no effect on existing deposit or loan accounts and customer relationships. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation to the maximum legal limit. Interest rates and existing terms and conditions on deposit accounts will remain the same upon completion of the conversion. Contractual obligations of borrowers of OmniAmerican Bank will not change and there will be no change in the amount, interest rate, maturity, security or any other condition relating to the respective loans of customers.
Are OmniAmerican Bank’s depositors required to purchase stock in the conversion?
No depositor or other person is required to purchase stock. However, depositors and other eligible persons will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no positive or negative impact on his or her standing as a customer of OmniAmerican Bank. The conversion will allow depositors of OmniAmerican Bank an opportunity to buy common stock and become shareholders of OmniAmerican Bancorp, Inc.
Who is eligible to purchase common shares in the subscription offering?
Certain past and present depositors, as well as the company’s tax qualified employee benefit plans, of OmniAmerican Bank are eligible to purchase common stock in the subscription offering.
How many common shares are being offered and at what price?
OmniAmerican Bancorp, Inc. is offering up to 10,350,000 shares of common stock, subject to adjustment as described in the prospectus, at a price of $10.00 per share, through the prospectus.
How many shares may I buy?
The minimum order is 25 shares. The maximum individual purchase is 30,000 shares. No person, together with associates of, and persons acting in concert with such person, may purchase more than 50,000 shares of common stock, as further discussed in the prospectus.
Will the common stock be insured?
No. Like any other common stock, OmniAmerican Bancorp, Inc.’s common stock will not be insured.
How do I order the common stock?
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained on the back of the stock order form. Your order must be received by 12:00 noon, Central Standard Time, on December ___, 2009.
How may I pay for my common stock?
First, you may pay for common stock by check or money order made payable to OmniAmerican Bancorp, Inc. Interest will be paid by OmniAmerican Bancorp, Inc. on these funds at OmniAmerican Bank’s passbook savings rate from the day the funds are received until the completion or termination of the conversion. Second, you may authorize us to withdraw funds from your deposit account or certificate of deposit at OmniAmerican Bank for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the conversion. There is no penalty for early withdrawal from a certificate of deposit.
Can I purchase stock using funds in my OmniAmerican Bank IRA?
Yes. To do so, however, you must first establish a self-directed IRA at an unaffiliated brokerage firm or trust department and transfer a portion or all of the funds in your IRA at OmniAmerican Bank. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option, as these transactions take time.
Will dividends be paid on the common stock?
Following the offering, OmniAmerican Bancorp, Inc.’s board of directors will consider a policy of paying regular cash dividends. However, whether or not dividends will be paid, the timing and amount of such dividends is currently undetermined.

How will the common stock be traded?
OmniAmerican Bancorp, Inc.’s stock is expected to trade on the Nasdaq Global Market under the ticker symbol “OABC .” However, no assurance can be given that an active and liquid market will develop.
Are executive officers and directors of OmniAmerican Bank planning to purchase stock?
Yes! The executive officers and directors, together with their associates, of OmniAmerican Bank plan to purchase, in the aggregate, $1.8 million worth of stock or approximately 2.3% of the common stock offered at the minimum of the offering range.
Must I pay a commission?
No. You will not be charged a commission or fee on the purchase of common stock in the conversion.
Should I vote to approve the Plan of Conversion?
Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion. Your “YES” vote is very important! Failure to vote has the same effect as a vote against the plan. You can submit your vote by returning the enclosed proxy card(s) or by voting on the internet or by telephone. Directions for submitting your vote can be found on the enclosed proxy card.
PLEASE VOTE, SIGN, DATE AND RETURN ALL PROXY CARDS!
Why did I get several proxy cards?
If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts. Please vote all of the proxy cards you receive.
How many votes do I have?
Every depositor is entitled to cast one vote for each $100, or fraction thereof, on deposit as of the voting record date, up to 1,000 votes.
May I vote in person at the special meeting?
Yes, but we would still like you to sign, date and mail your proxy today. If you decide to revoke your proxy, you may do so at any time before such proxy is exercised by executing and delivering a later dated proxy or by giving notice of revocation in writing or by voting in person at the special meeting. Attendance at the special meeting will not, of itself, revoke a proxy.
For additional information please call our Stock Information Center Monday — Friday, from ___ a.m. to ___ p.m. Central Standard time, or visit us at 1320 South University Drive, Suite 116, Fort Worth, Texas 76107.
Stock Information Center: 1-(817) 367-5140

QUESTIONS
AND
ANSWERS

Proposed Holding Company for
OmniAmerican Bank
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

OmniAmerican Bank Website Message:
Plan of Conversion
Information
OmniAmerican Bank is pleased to announce that materials were mailed on November ___, 2009 regarding OmniAmerican Bank’s Plan of Conversion and the stock offering by OmniAmerican Bancorp, Inc. If you were a depositor as of March 31, 2008, September 30, 2009 or                     , 2009, you should be receiving a packet of materials soon. We encourage you to read the information carefully.
If you were a member of OmniAmerican Bank as of the Voting Record Date,                     , 2009, a proxy card(s) is included. We encourage you to sign, date and return ALL proxy cards as promptly as possible. You also can submit your vote on the internet or by telephone. Directions for submitting your vote can be found on the enclosed proxy card.
Information, including a prospectus in regards to OmniAmerican Bancorp, Inc.’s stock offering, was also enclosed. The subscription offering has commenced and continues until 12:00 noon, Central Standard Time, on December ___, 2009, at which time your order must be received if you want to take part in the offering.
Depending upon the outcome of the subscription offering that expires on December ___, 2009, our best estimate at this time for trading of the OmniAmerican Bancorp, Inc. stock on the Nasdaq Global Market is early January. As described in the prospectus, it could be later. The stock will trade under the ticker symbol “OABC”. We will keep you as informed as possible on this site.
If you have any questions regarding the conversion and stock offering, please visit our Stock Information Center located at 1320 South University Drive, Suite 116, Fort Worth, Texas 76107 or call us at 1-(817) 367-5140. The Stock Information Center is open ___ a.m. to ___ p.m. Monday through Friday, except bank holidays
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

We recently sent you a proxy statement and related materials regarding a proposal to convert OmniAmerican Bank from the mutual to stock form of ownership. Your vote on the Plan of Conversion has not yet been received. Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance Coverage. Not Voting has the Same Effect as Voting "Against" the Conversion. Your Board of Directors Unanimously Recommends a Vote "FOR" the Conversion. Your Vote Is Important To Us! Vote by mail using the enclosed envelope, or use the Telephone or Internet voting instructions on the Proxy Card TODAY! If you received more than one proxy card, please be sure to sign, date and return all cards you received. Thank you, Tim Carter President and Chief Executive Officer OmniAmerican Bank If you have already mailed your proxy card(s), please accept our thanks and disregard this notice. For further information, call 1-(817) 367-5140. PROXY GRAM PLEASE VOTE TODAY [BANK LOGO HERE]

We recently sent you a proxy statement and related materials regarding a proposal to convert OmniAmerican Bank from the mutual to stock form of ownership. Your vote on the Plan of Conversion has not yet been received. Voting for the conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance Coverage. Not Voting has the Same Effect as Voting "Against" the Conversion. Your Board of Directors Unanimously Recommends a Vote "FOR" the Conversion. Our Reasons for the Corporate Change Our primary reasons for converting and raising additional capital through the offering are to: have greater flexibility to structure and finance the expansion of our operations, including potential acquisitions of other financial institutions, although we have no current arrangements or agreements with respect to any such acquisitions have a broader platform through the holding company structure to offer products and services that will expand our banking relationships with customers provide better capital management tools, including the ability to pay dividends and to repurchase shares of our common stock, subject to market conditions retain and attract qualified personnel by establishing stock-based benefit plans for management and employees Your Vote Is Important To Us! Vote by mail using the enclosed envelope, or use the telephone or Internet voting instructions on the Proxy Card TODAY! If you received more than one proxy card, please be sure to sign, date and return all cards you received. Thank you, Tim Carter President and Chief Executive Officer OmniAmerican Bank If you have already mailed your proxy card(s), please accept our thanks and disregard this notice. For further information, call 1-(817) 367-5140. PROXY GRAM II PLEASE VOTE TODAY [BANK LOGO HERE]

                    , 2009
Dear Valued OmniAmerican Bank Customer:
We recently forwarded you a proxy statement and related materials regarding a proposal to convert OmniAmerican Bank from the mutual to the stock form of ownership. This conversion will allow us to operate in essentially the same manner as we currently operate, but provide us with the flexibility to increase our capital, continue to support future lending and operational growth, and support future branching activities and/or the acquisition of financial services companies.
As of the date of this letter, your vote on our Plan of Conversion has not yet been received. Your Board of Directors unanimously recommends a vote “FOR” the Plan of Conversion.
If you have already voted, please accept our thanks and disregard this request. If you have not yet voted your proxy card, we would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. You can also vote on the Internet or by Telephone. Directions for submitting your vote can be found on the enclosed proxy card. Our meeting on                     , 2009 is fast approaching and we’d like to receive your vote as soon as possible.
Voting “FOR” the conversion does not affect the terms or insurance on your accounts. Failure to vote has the same effect as a vote against the plan. For further information, please call our Stock Information Center at 1-(817) 367-5140.
Best regards and thank you,
Tim Carter
President and Chief Executive Officer
OmniAmerican Bank
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

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To:	Participants in the OmniAmerican Bank 401(k) Profit Sharing Plan

From:	OmniAmerican Bank

Date:	, 2009

Re:	Purchasing OmniAmerican Bancorp, Inc. Stock through the 401(k) Plan
The following questions and answers are intended to help explain how participants in the OmniAmerican Bank 401(k) Profit Sharing Plan (the “401(k) Plan”) can purchase participation interest representing an ownership interest in OmniAmerican Bancorp, Inc. common stock, through a newly established investment option known as the OmniAmerican Bancorp, Inc. Stock Fund. OmniAmerican Bancorp, Inc. is offering its common stock for sale on a priority basis to depositors and OmniAmerican Bank tax-qualified plans in connection with the conversion of OmniAmerican Bank from mutual to stock form. You should read the Prospectus and Prospectus Supplement that have been provided to you, which provide more complete information about purchasing participation interest representing an ownership interest in the OmniAmerican Bancorp, Inc. common stock through the 401(k) Plan and about the stock offering.
In connection with the stock offering, participants in the 401(k) Plan may purchase participation interests representing an ownership interest in OmniAmerican Bancorp, Inc. common stock through the 401(k) Plan by transferring all or a portion of their account balance to the “Stock Offering.” Upon the close of the stock offering, the shares purchased with the amounts directed to the “Stock Offering” will be transferred to the OmniAmerican Bancorp, Inc. Stock Fund, a new investment fund established to hold shares of OmniAmerican Bancorp Inc. in the 401(k) Plan. If you have questions about placing an order to purchase OmniAmerican Bancorp, Inc. common stock inside the 401(k) Plan, contact Gina Heppel, Benefits Manager, OmniAmerican Bank, telephone number: (817) 367-4645; fax: (817) 367-5483; email: Gina.Heppel@omniamerican.com.
If you have general questions about the stock offering or about placing an order for stock outside of the 401(k) Plan, you should call the Stock Information Center at (817) 367-5140.
Q1: How can I buy OmniAmerican Bancorp, Inc. common stock in the offering through my 401(k) Plan account?
As a participant in the 401(k) Plan, you may subscribe for OmniAmerican Bancorp, Inc. common stock by transferring funds to the “Stock Offering” to purchase participation interests in such common stock. Your interest in the common stock is referred to as participation interests because your ownership of the stock is “indirect” and arises from your participation in the 401(k) Plan. The purchase price of one “participation interest,” which represents one share of OmniAmerican Bancorp, Inc. common stock, is $10.00, the same amount that purchasers will pay in the offering for shares that they acquire directly. Whether or not you participate in the offering, you will be able to purchase participation interests in OmniAmerican Bancorp, Inc. common stock after the offering through the 401(k) Plan, at the market price applicable at the time, which may be higher or lower than the $10.00 price in the offering. After the offering closes and the shares begin to trade in the open market, you may transfer funds to the OmniAmerican Bancorp, Inc. Stock Fund in the 401(k) Plan. The OmniAmerican Bancorp, Inc. Stock Fund will replace the “Stock Offering” at the end of the stock offering.
Q2: How many shares may I purchase through the 401(k) Plan?
You may use your entire account balance to purchase participation interests representing an ownership interest in OmniAmerican Bancorp, Inc. common stock in the stock offering, subject to the purchase priorities and limitations set forth in the plan of conversion. (Of course, before you decide to use your entire account balance to purchase shares, you should consider the benefits of maintaining a diversified portfolio of assets in the 401(k) Plan.) If you elect to purchase participation interests in the stock offering through the 401(k) Plan, you must purchase a minimum of 25 participation interests in the stock offering. The maximum purchase limitation is 30,000 shares/participation interests per individual (e.g. $300,000) or 50,000 shares/participation interests (e.g., $500,000) for persons acting in concert. See the Prospectus for a definition of “acting in concert.”
Q3: Will I receive all of my order?
If the offering is oversubscribed (i.e., more orders to purchase shares is received than the total number of shares that are available for purchase) you may not receive some or all of your order.
Q4: If I want to buy participation interests representing an ownership interest in OmniAmerican Bancorp, Inc. common stock in the 401(k) Plan, what do I do?
You are allowed only one election to transfer funds to the Stock Offering in the 401(k) Plan. In order to purchase participation interests through the 401(k) Plan, follow the steps which are set forth both in the Prospectus Supplement and in the brochure entitled “401(k) OmniAmerican Bancorp Stock Offering Online Election Instructions.”
After you have completed your election, you will also need to complete the Stock Information Form and return it to the Human Resources Department, OmniAmerican Bank in the self-addressed envelope provided by December ___, 2009. It is critical that this Stock Information Form be completed and returned.
Q5: How do I purchase shares both through the 401(k) Plan and outside the 401(k) Plan?
In order to purchase participation interests representing an ownership interest in OmniAmerican Bancorp, Inc. common stock through the 401(k) Plan, you must make your election online and complete the Stock Information Form and return it to the Human Resources Department, OmniAmerican Bank, no later than                     , on                                         , 2009. In order to purchase shares outside the 401(k) Plan (in your name or through an IRA) you must complete

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and return a Stock Order Form, along with payment by check or by authorizing a withdrawal from your OmniAmerican Bank deposit account(s) to the Stock Information Center no later than                     , on                                         , 2009. If you do not have a Stock Order Form, contact the Stock Information Center.
Q6: Is there a tax-qualified way for me to buy OmniAmerican Bancorp, Inc. common stock outside the 401(k) Plan?
If you have an individual retirement account or individual retirement annuity (IRA), you may be able to purchase shares of common stock of OmniAmerican Bancorp, Inc. in the offering with your interest in your IRA. If your IRA is with OmniAmerican Bank, you will first be required to transfer your IRA to a self-directed account (such as a brokerage account) maintained by an independent trustee in order to purchase shares. Call the Stock Information Center promptly for assistance with IRA purchases! They take time to process.
Q7: Why must I purchase through the 401(k) Plan by                     , 2009, but the Prospectus says that I can return my Stock Order Form to the Stock Information Center by                     , 2009?
The 401(k) Plan needs to have enough time to determine how many shares to purchase for the OmniAmerican Bancorp, Inc. Stock Fund and, therefore, you are required to indicate the number of participation interests you want to purchase by                      on                                         , 2009. The 401(k) Plan will then submit an Order Form to the Stock Information Center on behalf of the 401(k) Plan no later than                     , Central Time, on                                         , 2009. If you do not make your online election by                      on                                         , 2009, you will not be able to purchase participation interests through your 401(k) account in the stock offering. However, after the stock offering, you generally may invest your 401(k) account in the OmniAmerican Bancorp, Inc. Stock Fund at any time. Please note that federal law restricts certain “insiders” from trading in the stock fund during “black out” periods. Please see                                         , OmniAmerican Bank, if you have questions about the black out period trading restrictions.
Q8: Should I keep a copy of my Stock Information Form?
It is always a good idea to keep a copy of your Stock Information Form.
Q9: Can I use interoffice mail to get my Stock Information Form to                                         , OmniAmerican Bank, by                      on                                         , 2009?
You can either use interoffice mail, facsimile, regular mail or return your Stock Information Form in person. Remember, if you use interoffice mail, facsimile, or regular mail, your form must be received by                                         , OmniAmerican Bank, no later than                      Central Time, on                                         , 2009

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Q10: May I change my mind after I make my online election to transfer funds to the OmniAmerican Bancorp, Inc. Stock Offering?
No. Once you make your online election to transfer funds from the various mutual funds in the 401(k) Plan to the OmniAmerican Bancorp, Inc. Stock Offering, your election is irrevocable. Once the offering is concluded, you will be entitled to transfer assets in and out of the OmniAmerican Bancorp, Inc. Stock Offering when the stock begins to trade in the open market.
Q11: When will my account be credited with shares in the OmniAmerican Bancorp, Inc. Stock Fund?
Your investment in the new OmniAmerican Bancorp, Inc. Stock Fund will be credited after all orders have been processed, subject to completion of the offering. You will not have access to the amounts in your account credited to the OmniAmerican Bancorp, Inc. Stock Fund until after the closing of the offering, expected to occur in January.
Q12: Will I receive a stock certificate for my 401(k) order?
No. Your request to purchase shares through the 401(k) Plan will be deemed to be a request to purchase an ownership interest in participation interest in the OmniAmerican Bancorp, Inc. Stock Fund. You will only be entitled to a distribution of your interest in the 401(k) Plan in accordance with the provisions of the 401(k) Plan.

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401(k) OmniAmerican Bancorp Stock Offering Online Election Instructions

Overview Who is eligible As part of the initial stock offering of OmniAmerican Bancorp, Inc., participants in the OmniAmerican Bank 401(k) Profit Sharing Plan (the “401(k) Plan”) can purchase an ownership interest in OmniAmerican Bancorp common stock. Please note that this brochure focuses on the stock offering through the 401(k) Plan only. In addition to this brochure, you should have received the Prospectus and Prospectus Supplement for the stock offering. If you are participating in the stock offering outside of the 401(k) Plan, please review the Prospectus and contact the Stock Information Center at (817) 367-5140 for information. Eligible election amount You may elect to invest up to 100% of the value of your 401(k) account, less any outstanding loan balance, in OmniAmerican Bancorp stock. Your minimum investment must value $250, purchasing 25 shares. Your maximum investment cannot exceed $300,000, purchasing 30,000 shares. You can only make one election, and once made, your election is irrevocable. How it works To purchase OmniAmerican Bancorp stock, simply log on to principal.com and follow the instructions. See pages 3-7 for step-by-step instructions. You elect to transfer a whole percentage(s) or dollar amount(s) of any or all of your 401(k) investments. Your election is rounded down to the closest dollar amount divisible by $10.00, the per share value of OmniAmerican Bancorp stock. Your election amount is transferred to a money market fund in your 401(k) account called “Stock Offering.” Once transferred to the Stock Offering account, this money is not available for distributions, loans, or withdrawals until the stock offering is completed. During the stock offering period, you continue to be able to defer to the plan and reinvest your other investments. When the purchase occurs, the OmniAmerican Bancorp stock purchased with your election will be transferred to the OmniAmerican Bancorp Stock Fund in your 401(k) account. Any remaining funds, including any interest earned, will be transferred out of the Stock Offering account and invested according to your current 401(k) account investment election on file, until you reinvest it in the future. If you do not have a current investment election on file, the remaining funds will be transferred to the Principal Lifetime Fund (based on your age), until you reinvest it in the future. If elections exceed the total number of shares available, all elections will be decreased proportionately based on your priority and the amount not available to purchase stock will be reinvested in your 401(k) account according to your investment election on file, until you reinvest it in the future. Future investment opportunity After this initial stock offering, you will have the ability to buy and/or sell a portion or all of your interest in OmniAmerican Bancorp stock in the 401(k) plan, at the current price at the time of the transaction. Those who are considered “insiders” may be subject to trading restrictions under the securities laws.

Online Instructions Accessing Your Account Online: If you have never accessed your account information online at www.principal.com, you will need to establish a Username and Password. To do this, follow the instructions at the bottom of page 8 under “Accessing Your Account Online.” Making Your Stock Offering Election: 1 Go to www.principal.com and log into your account. Click Details next to the 401(k) Plan to see the Account Info: Overview page. Then go to the Make Changes tab to change how your existing 401(k) balances are invested. 2 Under the Changes to the Current Balance in this Account section, click the link to Transfer to Different Investment Options. 3 On the next Transfer From screen, enter the percentage(s) to be transferred out of whichever investment(s) you choose. Note: If you wish to enter dollar amounts, click on the Advanced Transfer Features link. When you are done, click Continue at the bottom of the page. *The Stock Offering account is a money market fund where your contributions will be invested until they purchase stock at the end of the 401(k) stock offering period. To see details of this money market, click on its name when you are on the Investment Options screen.

4 It is important that you read the Prospectus Supplement. If you have misplaced yours, click on this link for another copy. On the next Transfer To screen, enter 100% to be invested in the account called Stock Offering. Click Continue. 5 A reminder pop-up box will appear that says: This election confirms your intention to participate in the OmniAmerican Bancorp, Inc. stock offering (IPO). This is a one-time irrevocable election. Once you make this election, money will be segregated into a Stock Offering account where it will remain until the IPO closes. Click OK to continue with your election.

6 On the next Review & Submit screen, you will see the percentages of the investments you are electing to transfer from and the 100% you are electing to transfer to Stock Offering. Click Cancel or Previous if you wish to change something. If you click Cancel, you will return to the Make Changes tab. REMEMBER You can only make one election, and once made, you cannot change or cancel your election. Check the box to confirm the information above and authorize Principal to process your request. Click Submit to confirm. 7 The last screen confirms that your election has been submitted. You will also receive an email confirmation in your Message Center on The Principal Web site. If you do not receive one, please contact the Service Center at 1-800-547-7754. You may click Done at the bottom of the screen and return to the Make Changes page.

Important:

After you have completed your election, you will also need to complete the Stock Information Form and return it in the self-addressed envelope provided in this mailing, or by:

US Mail

OmniAmerican Bancorp, Inc.
ATTN: Human Resources
1320 S. University Drive,
Suite 803
Fort Worth, TX 76107

Fax

(817) 367-5483

Interoffice Mail

Human Resources Dept.

DEADLINE

Your completed Stock Information Form must be received no later than **December __, 2009.**

It is critical that this Stock Information Form be completed and returned.

Stock Information Form

DRAFT 401k Stock Information Form	OmniAmerican Bancorp Inc. 401K INFORMATION FORM OmniAmerican Bancorp, Inc. 1320 S. University Drive, Suite 803 Fort Worth, Texas 76107 817-367-5483 **Expiration Date** For 401k Elections: ________, December __, 2009
(1) Number of Shares [Bank use only] Subscription Price x $10.00 = (2) Total Payment Due $ [Bank use only]	Minimum number of shares: 25 shares ($250) Maximum number of shares: 30,000 shares ($300,000) Maximum number of shares for associates or group: 50,000 shares ($500,000)
(3) Employee Information Name:	Soc. Sec. # | $ | Bank Use only

(4) Depositor Information

Subscription Offering – Check here and list account(s) below if you had:

☐ a. A deposit account(s) totaling $50 or more on the close of business March 31, 2008 ("Eligible Account Holder").

☐ b. A deposit account(s) totaling $50 or more on the close of business __________ but you are not an Eligible Account Holder ("Supplemental Eligible Account Holder")

☐ c. A deposit account(s) totaling $50 or more on the close of business __________ or a loan as of __________ that continued to be outstanding on the close of business __________ but you are not an Eligible Account Holder or Supplemental Account Holder ("Other Member").

Community Offering – Check here if you are:

☐ d. A community member (Indicate county of resident in #9 below).

PLEASE NOTE: FAILURE TO LIST ALL OF YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS

Account Number(s)/Title	Account Number(s)/Title

(5) Stock Registration & Address:

	OmniAmerican Bank 401k Profit Sharing Plan				
	1320 S. University Drive, Suite 900				
	Fort Worth	State	Texas	Zip Code:	76107
(6) Telephone Daytime/Evening	(__) ---	(__) ---		County of Resident	

(7) ☐ Associates/Acting in Concert – Check here and complete below if you or any associates or persons acting in concert with you have submitted other orders for shares described in the accompanying prospectus

List below all other orders submitted by your or associates (as defined below).

Associates – The term "associate" of a particular person means:

(1) any corporation or organization, other than OmniAmerican Bancorp, Inc., OmniAmerican Bank or a majority-owned subsidiary of OmniAmerican Bancorp, Inc. or OmniAmerican Bank, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

(2) any trust or other estate if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the estate. For purposes of Office of Thrift Supervision Regulations Sections 563b.370, 563b.380, 563b.385, 563b.390 and 563b.505, a person who has a substantial beneficial interest in a tax-qualified or non-tax-qualified employee plan, or who is a trustee or fiduciary of the plan is not an associate of the plan. For purposes of Section 563b.370 of the Office of Thrift Supervision Regulations, a tax qualified employee plan is not an associate of a person;

(3) any person who is related by blood or marriage to such person and (i) who lives in the same house as the person; or (ii) who is a director or senior officer of OmniAmerican Bancorp, Inc., OmniAmerican Bank or a subsidiary thereof, and

(4) any person acting in concert with the persons or entities specified above.

Name(s) listed on other stock order forms	Number of shares ordered

Bank Use

6

Instructions:

To complete the Stock Information Form, follow the instructions below.

Enter your **Name** and **Social Security Number** in section (3).

Complete section (4) if applicable.

Enter your daytime and evening **telephone numbers** in section (6).

Complete section (7) if applicable.

Stock Information Form

DRAFT 401k Stock Information Form	OmniAmerican Bancorp Inc. 401K INFORMATION FORM OmniAmerican Bancorp, Inc. 1320 S. University Drive, Suite 803 Fort Worth, Texas 76107 817-367-5483	**Expiration Date** For 401k Elections: _______, December __, 2009

(1) Number of Shares: Bank use only — Subscription Price x $10.00 = (2) Total Payment Due: $ Bank use only

Minimum number of shares: 25 shares ($250)
Maximum number of shares: 30,000 shares ($300,000)
Maximum number of shares for associates or group: 50,000 shares ($500,000)

(3) Employee Information Name:	Soc. Sec. #	$	Bank Use only

(4) Depositor Information

Subscription Offering – Check here and list account(s) below if you had:

□ a. A deposit account(s) totaling $50 or more on the close of business March 31, 2008 ("Eligible Account Holder").

□ b. A deposit account(s) totaling $50 or more on the close of business __________ but you are not an Eligible Account Holder ("Supplemental Eligible Account Holder")

□ c. A deposit account(s) totaling $50 or more on the close of business __________ or a loan as of __________ that continued to be outstanding on the close of business __________ but you are not an Eligible Account Holder or Supplemental Account Holder ("Other Member").

Community Offering – Check here if you are:

□ d. A community member (Indicate county of resident in #9 below).

PLEASE NOTE: FAILURE TO LIST ALL OF YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS

Account Number(s)/Title	Account Number(s)/Title

(5) Stock Registration & Address:

	OmniAmerican Bank 401k Profit Sharing Plan				
	1320 S. University Drive, Suite 900				
	Fort Worth	State	Texas	Zip Code:	76107
(6) Telephone Daytime/Evening	( ) ---	( ) ---		County of Resident	

(7) □ Associates/Acting in Concert – Check here and complete below if you or any associates or persons acting in concert with you have submitted other orders for shares described in the accompanying prospectus

List below all other orders submitted by your or associates (as defined below).

Associates – The term "associate" of a particular person means:

(1) any corporation or organization, other than OmniAmerican Bancorp, Inc., OmniAmerican Bank or a majority-owned subsidiary of OmniAmerican Bancorp, Inc. or OmniAmerican Bank, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

(2) any trust or other estate if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the estate. For purposes of Office of Thrift Supervision Regulations Sections 563b.370, 563b.380, 563b.385, 563b.390 and 563b.505, a person who has a substantial beneficial interest in a tax-qualified or non-tax-qualified employee plan, or who is a trustee or fiduciary of the plan is not an associate of the plan. For purposes of Section 563b.370 of the Office of Thrift Supervision Regulations, a tax qualified employee plan is not an associate of a person;

(3) any person who is related by blood or marriage to such person and (i) who lives in the same house as the person; or (ii) who is a director or senior officer of OmniAmerican Bancorp, Inc., OmniAmerican Bank or a subsidiary thereof, and

(4) any person acting in concert with the persons or entities specified above.

Name(s) listed on other stock order forms	Number of shares ordered

Bank Use

7

Frequently Asked Questions Q:What happens if I make an election and change my mind? A:Once you clickconfirm your election online, Submitto as indicated on page 4 of this brochure, it is irrevocable. It cannot be changed or cancelled. Q:Will I make my election in a dollar amount or as a percentage of my account? A:as a percentage or as a Your election can be made dollar amount of any or all of the investments you choose to transfer to the Stock Offering account.
Q:Where do I go for help with making an online election? A:making an online election at If you have questions about principal.com, please contact The Principal at (800) 547-7754.
Accessing Your Account Online: If you have never accessed your account information online at www.principal.com, you will need to establish a Username and Password. · On the home page, select Personal from the Account Login drop-down menu. · On the Login screen, click on the link Establish your new username and password. · Enter your Social Security Number and the Plan Account Number, which is 803755. Click Continue. · Answer the security verification questions and create your new Username and Password. Proceed to page 3 for instructions on how to elect to purchase OmniAmerican Bancorp stock during the initial stock offering. 1320 S. University Drive, Suite 803 Fort Worth, TX 76107